Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of February 14, 2018, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Aware, Inc. (the “Issuer”) and such statement to which this Joint  Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Dated:

	February 14, 2018	/s/ ***
Susan Yang Stafford

	Dated:	Susan Yang Stafford 2010 Kimborama Trust

	February 14, 2018	/s/ ***
Susan Yang Stafford, Trustee

	Dated:	The Kimberly Susan Stafford 2004 Irrevocable Trust

	February 14, 2018	/s/ ***
Susan Yang Stafford, Trustee

	Dated:	Susan Yang Stafford Revocable Trust of 2011

	February 14, 2018	/s/ ***
Susan Yang Stafford, Trustee

*** By:	/s/ John S. Stafford, Jr.

John S. Stafford, Jr.

Attorney-in-Fact